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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported)       January 3, 1997
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                             VSI Enterprises, Inc.
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             (Exact name of registrant as specified in its charter)


Delaware                                 1-10927                 84-1104448
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(State or other jurisdiction    (Commission File Number)      (IRS Employer
of incorporation)                                            Identification No.)


5801 Goshen Springs Road, Norcross, Georgia                         30071
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(Address of principal executive offices)                         (Zip Code)




Registrant's telephone number, including area code     (770)  242-7566
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                                 Not applicable
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         (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

     On January 3, 1997, Barry Rosales and Davin Gebauer, shareholders of the Company, filed a putative class action against the Company and its Chief Executive Officer. The lawsuit is styled Barry Rosales and Gavin Gebauer v.
VSI Enterprises, Inc. and Richard K. Snelling, Civil Action No. 1:97-CV-0009-WBH, U.S. District Court for the Northern District of Georgia, Atlanta Division. The plaintiffs purport to represent a class of all persons
(i) who purchased the common stock of the Company on the open market between October 6, 1995 and January 8, 1996 or (ii) who purchased the common stock of the Company through the exercise of the Company's Class B Warrants between October 6, 1995 and December 18, 1995. The Complaint alleges that during this interval the defendants made material misrepresentations and omissions in connection with the financial condition of the Company which had the effect of artificially inflating the market price of the Company's common stock. The Complaint alleges that by virtue of this conduct defendants violated Section 10(b) of the Securities Exchange Act of 1934 (the "1934 Act") and SEC Rule
10b-5 thereunder.  The Complaint also alleges that defendant Richard K.
Snelling was a controlling person within the meaning of Section 20 of the 1934 Act and is therefore liable to the plaintiffs on that basis as well. The Complaint seeks compensatory damages along with pre- and post-judgment interest, reasonable attorneys fees, expert witness fees and other costs.

     Under the provisions of the Company's Certificate of Incorporation, the Company will advance on behalf of Mr. Snelling his cost of defense of the claims against him in this action. The Company has notified its officers and directors liability insurer of the pending litigation.

     The Company and Mr. Snelling deny any liability with respect to these claims and intend vigorously to defend them. This action is at an early procedural stage, however, and it is not possible at this time to determine the outcome of the lawsuit or the effect of its resolution on the Company's financial position or operating results. Management believes that the Company's defenses will have merit; however, there can be no assurance that the Company will be successful in its defense or that this litigation will not have a material adverse effect on the Company's results of operations for some period or on the Company's financial position.





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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          VSI ENTERPRISES, INC.



                                          By: /s/ B. R. Brewer
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                                              B. R. Brewer
                                              President

Dated:  January 9, 1997






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